                                                                  Exhibit 3.4(a)

                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                         OF IKERD-BANDY COMPANY, INC.


     Pursuant to the provisions of KRS 271A.299, et. seq. _____ the undersigned corporation executes these Restated and Amended Articles of Incorporation and states that the name of the corporation in Ikerd-Bandy Company, Inc., and the following designated amendments to the Articles of Incorporation were adopted by the shareholders of the corporation on November 15, 1985, in the manner prescribed by the Kentucky Business Corporation Act.

     KNOW ALL MEN BY THESE PRESENTS:

     That we Frank Ikerd, Jr., Edsel Bandy and Jerry S. Ikerd, of Pineville, Bell County, Kentucky, do associate to form a corporation under the laws of the State of Kentucky.

     Article I.  The corporation hereby proposed to be organized shall be named
     ---------
and known as the Ikerd-Bandy Company, Inc., by which name it may contract and be contracted with, sue and be sued.

     Article II.  The principal office and place of business of said corporation
     ----------
shall be Walnut Street, Pineville, Bell County, Kentucky.

     Article III.  The nature of the business proposed to be transacted,
     -----------
promoted and carried on by said corporation shall be formed for the purpose of all types and manners of mining coal and dealing in coal, coke and kindred products, and the doing of all things necessary and incident thereto; with power to purchase, sell and lease suitable mineral land and other real estate for the transaction of its business; and the transaction of any or all lawful business
                             -------------------------------------------------
for which corporations may be incorporated under Chapter 271A of the Kentucky
-----------------------------------------------------------------------------
Revised Statutes.
----------------

     Article IV.  The capital stock of the company shall be $56,200.00 which
     ----------
shall be represented by one million shares of no par common stock.  The
         --------------------------------------------------------------
shareholders of the corporation shall be entitled to no preemptive rights to
----------------------------------------------------------------------------
acquire additional shares of common stock.
-----------------------------------------

     Article V.  [deleted]
     ---------

     Article VI.  The corporation shall commence business as soon as practicable
     ----------
after these Articles are filed in the County Clerk's office of Bell County, and in the office of the Secretary of State of Kentucky, and after 50% of the capital stock of said corporation has been in good faith subscribed, and all such subscriptions certified to the Secretary of State of Kentucky. The duration of the corporation shall be perpetual.

     Article VII.  The affairs and business of the corporation shall be
     -----------
conducted by a Board of Directors elected by the shareholders. The Board of Directors shall have power to make all such Bylaws and rules to regulate the business and affairs of the corporation as will not be inconsistent with the provisions of these Articles of Incorporation or the laws of Kentucky.

     Article VIII.  [deleted]
     ------------

     Article IX.  The private property of the stockholders shall not be subject
     ----------
to the payment of the debts of the corporation.

     Article X.  Robert R.R. Boone, attorney of Pikeville, Kentucky, is
     ---------
designated agent for process of this corporation.

     Except for the designated amendments, the foregoing Restated Articles of Incorporation correctly set forth without change the corresponding provisions of the Articles of Incorporation as heretofore amended, and the Restated Articles of Incorporation together with the designated amendments supersede the original Articles of Incorporation and all amendments thereto.

     The number of shares of the corporation outstanding at the time of such adoption was 24.5; and the number of shares entitled to vote thereon was 24.5.

     The number of shares voted for such amendment was 24.5; and the number of shares voted against such amendment was zero.

     The corporation shall issue or cause to be issued to the persons lawfully entitled thereto, 3,333.34 of such new authorized capital stock of the corporation of the same class and without par value for each one share of present outstanding capital stock of the corporation held by them upon the surrender of the certificates for share of such present outstanding capital stock.

     The amendment to the Articles of Incorporation whereby the authorized capital stock of the corporation is increased to number one million shares of common no par value stock shall not change the amount of stated capital which shall remain at $56,200.00.

     Dated November 15, 1985.

                                    IKERD-BANDY COMPANY, INC.


                                    By: /s/ ILLEGIBLE
                                        ------------------
                                        President


                                    By: /s/ ILLEGIBLE
                                        ------------------
                                        Secretary

COMMONWEALTH OF KENTUCKY )

COUNTY OF FAYETTE        )

     I, the undersigned Notary Public in and for the Commonwealth an County aforesaid, do hereby certify that Frank Ikerd, Jr. as President and J.J. Kocian as Secretary personally appeared before me, and after having been duly sworn, declared and acknowledged and verified the foregoing Amended and Restated Articles of Incorporation of Ikerd-brady Company Inc. as of the 15th day of Nov, 1985.

     My commission expires: 5/23/88
                            -------


                                                  Patricia E. Hart
                                                  ----------------
                                                  Notary Public

THIS INSTRUMENT WAS PREPARED BY:



Joe Terry
----------------------
Wyatt, Tarrant & Combs
1100 Kincaid Towers
Lexington, Kentucky 40507
(606) 233-2012

                             ARTICLES OF AMENDMENT
                                TO THE RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                             IKERD-BANDY CO., INC.


     Pursuant to the provisions of KRS 271A.305, the undersigned corporation executes these Articles of Amendment to its Articles of Incorporation:

     FIRST:  The name of the corporation is Ikerd-Bandy Company, Inc.

     SECOND: The following amendment to the Restated Articles of Incorporation were adopted by the shareholders of the corporation on November 20, 1986 in the manner prescribed by the Kentucky Business Corporation Act:

          ARTICLE I: The Corporation hereby proposed to be organized shall be named and known as the IKERD-BANDY CO.,INC., by which name it may
                                 --------------------
          contract and be contracted with, sue and be sued.

     THIRD: The number of shares of the corporation outstanding at the time of such adoption was 81,668; and the number of shares entitled to vote thereon was 81,668.

     FOURTH: The number of shares voted for such amendment was 81,668; and the number of shares voted against such amendment was none.

     Dated November 20, 1986.

                                    IKERD-BANDY CO.,INC.


                                    By: /s/ ILLEGIBLE
                                        -------------
                                        President


                                    By: /s/ ILLEGIBLE
                                        -------------
                                        Secretary

COMMONWELTH OF KENTUCKY  )
                         ) :SS
COUNTY OF PULASKI        )

     I, a notary public, do hereby certify that on this ____ day of November, 1986, James personally, appeared before me, who being duly sworn, declared that he is the President of Ikerd-Bandy Co., Inc., that he signed the foregoing document as President of the corporation, and that the Statements contained herein are true.

     My commission expires: May 17, 1989
                            ------------


                                             Doris F. Crump
                                             --------------
                                             Notary Public


COMMONWELTH OF KENTUCKY  )
                         ) :SS
COUNTY OF PULASKI        )

     I, a notary public, do hereby certify that on this ____ day of November, 1986, _______________personally, appeared before me, who being duly sworn, declared that he is the Secretary of Ikerd-Bandy Co., Inc., that he signed the foregoing document as [Check this] of the corporation, and that the Statements contained herein are true.

     My commission expires: May 17, 1989
                            ------------

                                             Doris F. Crump
                                             --------------
                                             Notary Public

THIS INSTRUMENT PREPARED BY:



/s/ ILLEGIBLE
----------------------
WYATT, TARRANT & COMBS
1100 Kincaid Towers
Lexington, Kentucky 40507
(606) 233-2012

                                 STATEMENT OF
                       CANCELLATION OF REACQUIRED SHARES
                                      OF
                             IKERD-BANDY CO., INC.


          Pursuant to the provisions of KRS 271A.343, the undersigned corporation executes the following Statement of Cancellation, by resolution of its board of directors, of shares of the corporation reacquired by it, other than redeemable shares redeemed or purchased.

     FIRST:  The name of the corporation is Ikerd-Bandy Co., Inc.

     SECOND: The number of reacquired shares other corporation canceled by resolution duly adopted by the board of directors of the corporation on September 30, 1987, is:

          Common Stock                       918,332 shares

     THIRD: The aggregate number of issued shares of the corporation after giving effect to such cancellation is:

          Common Stock
          (Immediately upon cancellation)     81,666 shares

     FOURTH: The amount of the stated capital of the corporation after giving effect to such cancellation is Fifty-six Thousand Two Hundred Dollars ($56,200.00).

     Dated as of October 1, 1987.

                                    IKERD-BANDY CO., INC.


                                    By: /s/ William
                                        -----------
                                        President


                                    By: /s/ ILLEGIBLE
                                        -------------
                                        Secretary

COMMONWELTH OF KENTUCKY  )
                         ) :SS
COUNTY OF PULASKI        )

     I, a notary public, do hereby certify that on this 1/st/ day of October, 1987, _______________personally, appeared before me, who being duly sworn, declared that he is the President of Ikerd-Bandy Co., Inc., that he signed the foregoing document as President of the corporation, and that the Statements contained herein are true.

     My commission expires: May 17, 1989
                            ------------

                                             Doris F. Crump
                                             --------------
                                             Notary Public


COMMONWELTH OF KENTUCKY  )
                         ) :SS
COUNTY OF PULASKI        )

     I, a notary public, do hereby certify that on this 1 day of October, 1987, _______________personally, appeared before me, who being duly sworn, declared that he is the Secretary of Ikerd-Bandy Co., Inc., that he signed the foregoing document as Secretary of the corporation, and that the Statements contained herein are true.

     My commission expires: May 17, 1989
                            ------------


                                             Doris F. Crump
                                             --------------
                                             Notary Public


PREPARED BY:



/s/ ILLEGIBLE
----------------------
WYATT, TARRANT & COMBS
Lexington Financial Center
250 West Main Street
Lexington, Kentucky 40507
(606) 233-2012

                                       2